UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2021

Caribou Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105
Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 982-6030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2021, the Board of Directors (the “Board”) of Caribou Biosciences, Inc., a Delaware corporation (the “Company”), increased the size of the Board from six to seven directors and unanimously agreed to extend an offer to Dara Richardson-Heron,

M.D., to serve as a Class III director of the Company. Dr. Richardson-Heron accepted the offer effective as of November 4, 2021. She was also appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

In accordance with the Company’s current Non-Employee Director Compensation Policy (the “Policy”), Dr. Richardson-Heron will receive cash compensation of $40,000 per year for her service on the Board. She will also receive cash compensation of $4,000 per year for her service as a member of the Nominating Committee. Additionally, Dr. Richardson-Heron will be eligible to receive initial and annual grants of equity awards pursuant to, and in accordance with, the Policy and the Company's 2021 Equity Incentive Plan. The Company will grant Dr. Richardson-Heron a 10-year non-qualified stock option on November 11, 2021 (the "Grant Date") to purchase 44,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the Grant Date. The initial stock option will vest in equal annual amounts over a three-year period, with the first one-third vesting on November 11, 2022.

In connection with her appointment to the Board, Dr. Richardson-Heron entered into a standard indemnification agreement with the Company, in the form previously approved by the Board.

There is no arrangement or understanding between Dr. Richardson-Heron and any other persons pursuant to which she was elected as a director. In addition, she is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Dr. Richardson-Heron and any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure

On November 8, 2021, the Company issued a press release announcing the appointment of Dr. Richardson-Heron to the Board as well as the appointment of Ruhi Khan as Chief Business Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 8, 2021
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caribou Biosciences, Inc.

Date:	November 8, 2021	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz, President and Chief Executive Officer